                                                                 Exhibit 10.30


                              AMENDED AND RESTATED
                          TAX INDEMNIFICATION AGREEMENT


                 AAF-McQUAY HOLDINGS, INC., A TEXAS CORPORATION,
                    AAF-McQUAY INC., A DELAWARE CORPORATION,
                               RICHARD W. SNYDER,
                               ROBERTA M. SNYDER,
           THE RICK SNYDER IRREVOCABLE TRUST DATED DECEMBER 27, 1991,
                       THE SHELLEY HALL IRREVOCABLE TRUST
                            DATED DECEMBER 29, 1993,
            THE ROB SNYDER IRREVOCABLE TRUST DATED DECEMBER 27, 1991,
                       THE TAMMY SNYDER IRREVOCABLE TRUST
                            DATED DECEMBER 27, 1991,
                    THE JORDAN MARIE SNYDER IRREVOCABLE TRUST
                            DATED DECEMBER 27, 1991,
                   THE ZACHARY AUSTIN SNYDER IRREVOCABLE TRUST
                            DATED DECEMBER 29, 1993,
                       THE STACEY SNYDER IRREVOCABLE TRUST
                            DATED DECEMBER 27, 1991,
                      THE ARNOLD VERBEEK IRREVOCABLE TRUST
                            DATED DECEMBER 27, 1991,
                           LEONARD LEWIS SNYDER, JR.,
                                       AND
                             BEULAH STRIETER SNYDER

                              AMENDED AND RESTATED
                          TAX INDEMNIFICATION AGREEMENT


         This Amended and Restated Tax Indemnification Agreement (the "Agreement") is made and entered into on the 8th day of July, 1998, by and among AAF-McQuay Inc., a Delaware corporation ("AMI"), AAF-McQuay Holdings, Inc., a Texas corporation, Richard W. Snyder and Roberta M. Snyder, both individuals residing in Dallas County, Texas (collectively, the "Snyders"), The Rick Snyder Irrevocable Trust dated December 27, 1991, The Shelley Hall Irrevocable Trust dated December 29, 1993, The Rob Snyder Irrevocable Trust dated December 27, 1991, The Tammy Snyder Irrevocable Trust dated December 27, 1991, The Jordan Marie Snyder Irrevocable Trust dated December 27, 1991, The Zachary Austin Snyder Irrevocable Trust dated December 29, 1993, The Stacey Snyder Irrevocable Trust dated December 27, 1991, The Arnold Verbeek Irrevocable Trust dated December 27, 1991 (collectively, the "Trusts"), and Leonard Lewis Snyder, Jr. and Beulah Strieter Snyder, both individuals residing at Fort Wayne, Indiana (the "Individual Minority Shareholders") (the Snyders, the Trusts, and the Individual Minority Shareholders collectively referred to hereinafter as the "Shareholders" and, collectively with AMI and AAF-McQuay Holdings, Inc., the "Parties").

                              W I T N E S S E T H:

         WHEREAS, during the period beginning March 29, 1987, in the case of SnyderGeneral Corporation (subsequently renamed "AAF-McQuay Inc."), a Delaware corporation, and November 26, 1986, in the case of SnyderGeneral Holding Company (subsequently renamed "AAF-McQuay Holdings, Inc."), a Texas corporation (each a "Company" and, collectively, the "Companies"), and continuing until the termination of the applicable election pursuant to the disposition of the Shareholders' interests in the Companies on May 2, 1994 (for each of the Companies, the corresponding "S Corporation Period"), each of the Companies maintained an election to be taxed as a "subchapter S corporation" pursuant to sections 1361 and 1362 of the Code (as hereinafter defined) (such elections collectively referred to in this Agreement as the "S Elections"); and

         WHEREAS, the Companies historically had distributed cash to the Shareholders in amounts intended to correspond with the federal and state income taxes imposed on the Shareholders and attributable to the Companies' respective taxable incomes; and

         WHEREAS, the Shareholders also historically had remitted to the Companies, when received from the various taxing authorities, refunds of overpayments of such federal and state income taxes attributable to the Companies' taxable incomes; and

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of March 31, 1994 by and among O.Y.L. Industries Berhad, the Shareholders, SnyderGeneral Corporation, Michael Caolo, Jr., Barton L. Bailey, Gerald L. Boehrs, James F. Brum, Dick W. Driggs, Norbert O. Grohmann, Bruce E. Hebert, and Charles J. Tambornino (the "Stock Purchase Agreement"), and that certain Redemption and Asset Transfer Agreement dated as of May 2, 1994, by and among the Companies and the Shareholders, the Shareholders disposed of their interests in the Company; and

         WHEREAS, on May 2, 1994, the Parties entered into that certain Tax Indemnification Agreement (the "Original Agreement") for the purpose of setting forth their agreements with respect to, among other things, the federal and state income tax liabilities associated with the S Elections; and

         WHEREAS, AMI, the Snyders, and certain other parties are entering into a Settlement Agreement and Complete and Permanent Release dated as of July 8, 1998, to which this Agreement is ancillary and which shall terminate the rights and obligations of the parties under the Stock Purchase Agreement; and

         WHEREAS, the Parties desire to enter into this Agreement for the purpose of making certain amendments to the terms of the Original Agreement, and to adopt the terms of this Agreement as the complete expression of their covenants, agreements, and undertakings with respect to its subject matter, thereby superseding the Original Agreement in its entirety;

         NOW, THEREFORE, the Shareholders, on behalf of themselves and their respective heirs, personal and legal representatives, successors, and assigns, and AMI and AAF-McQuay Holdings, Inc., on behalf of themselves and their present and future subsidiaries, successors, and assigns, enter into this Agreement:

         1. Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  (a) "Code" means the Internal Revenue Code of 1986, as amended, and includes corresponding provisions of any subsequently enacted federal tax laws.
                  (b) "Final Determination" means the final resolution of the liability for Tax for any taxable period affected by the allocation of Company Tax Items to the Shareholders (i) by IRS Form 870 or 870-AD (or any successor forms thereto) on the date of acceptance by or on behalf of the IRS with respect to United States federal Taxes, or by a comparable form under the laws of any other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and (or) the right of the taxing authority to assert a further deficiency for any Tax shall not constitute a Final Determination for such Tax until the expiration of the applicable statute of limitations; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction that has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under section 7121 or section 7122 of the Code with respect to federal Taxes, or comparable agreements as to other Taxes under the laws of any other jurisdictions; (iv) by an allowance of a refund or credit in respect of any overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction assessing or imposing any such Tax; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.
                  (c) "IRS" means the Internal Revenue Service, U.S. Department of the Treasury.
                  (d) "Shareholder Income Tax Liability" with respect to either Company from time to time means (i) liabilities, whether as reported on an original or amended Tax Return filed after May 2, 1994, or upon a Final Determination occurring after May 2, 1994, and including estimated liabilities to the extent amounts are required to be paid on an estimated basis after the date of this Agreement, for all applicable federal and state income taxes, however denominated, imposed as a result of the attribution to the Shareholders of Company Tax Items under the provisions of subchapter S of the Code or analogous state income Tax laws, computed as hereinafter provided, plus (ii) any interest, penalties, additions to Tax, or additional amounts with respect thereto. Shareholder Income Tax Liability also includes liabilities for Taxes imposed on a Shareholder attributable to the Shareholder's receipt of interest properly allocable to a Tax Refund. Shareholder Income Tax Liability shall be determined under all applicable provisions of the Code and state income tax laws, taking into account all attributes resulting from or arising out of a Shareholder's status as such under subchapter S of the Code or analogous state income tax laws for any S Corporation Period, including, without limitation, net operating loss carryovers and carrybacks, losses that are suspended under Code section 1366(d), and credits under Code section 53 for alternative minimum taxes paid. The liabilities for federal and state income Taxes imposed as a result of the attribution to the Shareholders of Company Tax Items under subchapter S of the Code shall be computed as the increase in Tax owed to a taxing authority by a Shareholder and attributable to such Company Tax Items. In the case of an original Tax Return filed after May 2, 1994, such increase in Tax shall be equal to the liability of the Shareholder attributable to all such Company Tax Items as reported on that return. In the case of an amended Tax Return filed after May 2, 1994, such increase in Tax shall be measured as the liability of the Shareholder attributable to all such Company Tax Items as reported on the amended Tax Return in excess of the total amount of Tax paid in respect of the original Tax Return or previously filed amended Tax Return for the same taxable period. In the case of a Final Determination occurring after May 2, 1994, such increase in Tax shall be measured as the liability of the Shareholder resulting therefrom and attributable to all such Company Tax Items in excess of the total amount of Tax paid in respect of the applicable original or amended Tax Return, whichever the case may be. This same method shall be employed, mutatis mutandis, in computing the amount of Tax Distributions required in respect of estimated tax payments made after the date of this Agreement or in respect of the "gross-up" component thereof referred to in clause (iii) of subsection 3(a). Shareholder Income Tax Liability, as computed in accordance with the foregoing provisions of this subsection 1(d), shall encompass only amounts actually owed by a Shareholder to a taxing authority on or after May 2, 1994, with respect to Tax Returns (whether original or amended) filed, or Final Determinations occurring, after May 2, 1994.
                  (e) "Tax" or "Taxes" means any federal or state tax imposed on or measured by net income or a taxable base in the nature of net income, including, without limitation, the taxes imposed by subtitle A of the Code.
                  (f) "Tax Distributions" means the payments required to be made by AMI to the Shareholders pursuant to section 3 of this Agreement.
                  (g) "Tax Item" means any item of income, gain, loss, deduction, credit, recapture of credit, or any other item that increases or decreases Taxes paid or payable, including an adjustment under Code section 481 resulting from a change in accounting method, and whether as originally reported, as amended, or upon a Final Determination.
                  (h) "Tax Refund" means a Shareholder's receipt of a refund of Tax (or an allowance of a credit against other Shareholder Taxes by a taxing authority) after May 2, 1994 for any taxable period (including, without limitation, taxable periods of the Shareholders subsequent to the S Corporation Periods) attributable to or arising out of: (i) adjustments of Company Tax Items resulting from a Final Determination, or (ii) an original or amended Company Tax Return (and a corresponding original or amended Shareholder Tax Return). A "Tax Refund," for the purposes of this Agreement, also includes any reduction in capital gains Tax from the disposition of the Shareholders' interests in the Companies (a) attributable to the Shareholders' remittance of any amount to AMI in respect of Tax Refunds, as required by section 3(b) or 3(c) of this Agreement, or (b) to the extent that the attribution of additional taxable income or gain to the Shareholders results in increased tax basis in the shares of common stock of the Companies. The term "Tax Refund" also includes any interest properly allocable to such refund of Tax and any reduction of penalties or additions to tax previously paid and properly allocable to Company Tax Items. For the purposes of the first sentence of this section 1(h) , a Tax Refund shall be computed as the decrease in Tax owed to a taxing authority by a Shareholder and attributable to such Company Tax Items. In the case of an original or amended Shareholder Tax Return filed after May 2, 1994, such decrease in Tax shall be equal to the overpayment of Tax shown on that return attributable to all such Company Tax Items. In the case of a Final Determination occurring after May 2, 1994, such decrease in Tax shall be measured as the overpayment of Tax resulting therefrom and attributable to Company Tax Items in excess of the total amount of Tax paid in respect of the applicable original or amended Shareholder Tax Return, whichever the case may be.
                  (i) "Tax Return" means any return, claim for refund, form, filing, questionnaire, or other document required to be filed (or that may be filed), including requests for extensions of time, filings made with estimated tax payments, and amended returns that may be filed for any period with any taxing authority in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

         2. General Intent; Rule of Construction. It is the general intent of the parties to this Agreement that AMI shall economically bear the burden of all Taxes imposed on the Shareholders attributable to the Companies' Tax Items with respect to taxable periods, or portions of taxable periods, ending on or before the termination of the applicable S Corporation Period, together with any interest, penalties, additions to tax, or additional amounts or costs with respect thereto, and that the Shareholders shall remit to AMI all refunds, when received, of overpayments of Taxes attributable to the Companies' Tax Items, together with any properly allocable interest and reductions of penalties or additions to tax previously paid. This Agreement shall be construed accordingly.

         3.       Tax Distributions and Tax Refund Remittances.
                  (a) AMI shall make Tax Distributions to the Shareholders in an amount equal to the sum of (i) the Shareholder's Shareholder Income Tax Liability, plus (ii) the amount of all reasonable and necessary expenses, reasonable and necessary attorneys' fees, and reasonable and necessary accountants' fees incurred by the Shareholder in connection with or as a result of the attribution of the Company's Tax Items to him, her, or it, plus (iii) such amount as will reimburse the Shareholder for the amount of any and all additional federal and state Taxes payable by him, her, or it as a result of the Shareholder's receipt of all amounts due under this paragraph (a).
                  (b) Subject to section 3(d) of this Agreement, each Shareholder shall promptly remit to AMI any Tax Refund received after May 2, 1994, within ten (10) days of receipt (or realization in the case of a reduction of Tax occurring after May 2, 1994, that does not result in the refund of an overpayment of Tax). Each Shareholder shall timely take all steps reasonably necessary to preserve his, her, or its claims for refunds of Tax and to secure the maximum reduction in Taxes attributable to a Company's Tax Items; provided, however, that, to the extent a Shareholder incurs out-of-pocket expenses (including reasonable and necessary accountants' and attorneys' fees) in preserving or securing such refunds of Tax, AMI shall reimburse the Shareholder for those expenses within ten (10) days of receiving notice that the Shareholder has paid the expense.
                  (c) Notwithstanding anything contained herein, including the provisions of paragraphs (a) and (b) immediately above, if (i) that certain Agreement as to Final Determination of Tax Liability executed and delivered by the Snyders to the IRS on or about October 31, 1997, (ii) that certain Agreement as to Final Determination of Tax Liability and Specific Matters executed and delivered by AMI to the IRS on or about October 31, 1997, and (iii) that certain Agreement as to Final Determination of Tax Liability and Specific Matters executed and delivered by AAF-McQuay Holdings, Inc. to the IRS on or about October 31, 1997 (such agreements hereinafter collectively referred to as the "Closing Agreements"), are executed and delivered by the IRS to the applicable party, and thus become effective, then in lieu of the payments required to be made pursuant to paragraphs (a) and (b) immediately above with respect to federal Taxes only, the Shareholders shall pay to AMI those amounts set forth on Schedule B attached hereto opposite the label "Net due to AMI" for each of the Shareholders' taxable years 1987 through and including 1995 and opposite the label "Net due to AMI" under the heading "Adjustments to Capital Gain on Stock Sale," as such amounts are adjusted pursuant to the following sentence. The above-described amounts set forth opposite "Net due to AMI" shall be adjusted as appropriate to reflect changes in federal tax rates applicable to capital gains and ordinary income, and statutory interest on deficiencies and refunds determined under applicable provisions of the Code, and shall be further adjusted as appropriate for corresponding changes in the "39.6% Tax on interest refund." In addition, the amounts set forth opposite "Net due to AMI" shall be adjusted as appropriate to reflect any changes made by the IRS under applicable law to the amounts set forth opposite the label "Account balance as of October 31, 1997." Payments required to be made by the Shareholders to AMI pursuant to this paragraph (c) shall be made within ten (10) days of the receipt of the overpayments identified on Schedule B or within ten (10) days of realization of the amount labeled as "Adjustments to Capital Gain on Stock Sale" shown thereon. Following receipt by AMI of all payments required to be made by the Shareholders pursuant to this paragraph (c), neither AMI nor the Shareholders shall have any further obligations to, or claims against, each other in respect of Tax Distributions for federal Taxes or remittances of refunds of federal Taxes or of federal Tax benefits realized, notwithstanding any other provision of this Agreement to the contrary.
                  (d) If at the time AMI is obligated to make a Tax Distribution to a Shareholder, the Shareholder is obligated to remit a Tax Refund to AMI, then any distribution by AMI or any remittance by the Shareholder, as the case may be, shall be on a net basis.
                  (e) Upon request by AMI, a Shareholder shall provide substantiation in reasonable detail for any expenses for which reimbursement is sought pursuant to this section 3. In addition, a Shareholder shall provide AMI with copies of any Tax Return filed by the Shareholder (including supporting work papers and an associated IRS Form 8821) and copies of any communications between the Shareholder and the applicable taxing authorities to the extent reasonably deemed relevant by AMI in determining whether the Shareholder has realized a Tax Refund that he, she, or it is obligated to remit to AMI under this section 3.

                  (f) Payments or remittances made pursuant to this section 3 shall be treated by the Shareholders as adjustments to the purchase price for their share interests.

         4. Ratification of Prior Tax Distributions and Tax Refund Remittances. Notwithstanding any provision of this Agreement to the contrary other than the provisions of section 3(c), by entering into this Agreement the Parties agree that all distributions to the Shareholders in respect of Taxes made by the Companies prior to May 2, 1994, and all refunds of Tax remitted to the Companies by the Shareholders prior to May 2, 1994, were correct in their amounts when made or remitted, are final, are not subject to adjustment, and, accordingly, are hereby ratified, confirmed, and approved by all Parties such that AMI and the Shareholders shall have no further obligations to, or claims against, one another with respect to Tax Distributions or remittances of Tax Refunds made, or that should have been made, on or before May 2, 1994. This section 4 shall have no applicability to Shareholder Tax liabilities arising, or Tax Refunds received or realized by the Shareholders, after May 2, 1994.

         5. Payment. Any payment required to be made by AMI pursuant to section 3 of this Agreement shall be made within ten (10) days after a Shareholder has provided (i) written notice to AMI of its obligation to make such a payment, and
(ii) except for Tax payments that are required to be made on an estimated basis, a copy of the Tax Return or other reasonably satisfactory document evidencing the corresponding liability to a federal or state taxing authority. Any remittance required to be made by a Shareholder pursuant to section 3 of this Agreement shall be made within the time period specified in Section 3(b). Any payment or remittance required under section 3 not so made shall thereafter bear interest at two percentage points (2%) above the federal short-term rate established pursuant to section 6621 of the Code until such payment is actually made. AMI's obligation to make Tax Distributions to the Shareholders, and each Shareholder's obligation to remit Tax Refunds to AMI, is absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right that AMI may have against a Shareholder or anyone else, or other right that a Shareholder may have against AMI or anyone else, excepting, however, to the extent, and only to the extent, as otherwise provided in subsection 3(d).

         6. Preparation and Filing of Tax Returns. All Tax Returns contemplated by this Agreement shall be prepared in accordance with applicable law and shall be filed on a timely basis (including pursuant to allowed extensions) by the Party responsible for such filing under applicable law. In addition, to the extent applicable, all such affected Tax Returns shall be prepared in a manner consistent with the Closing Agreements, unless prior to the filing of any such Tax Return the IRS shall have notified AMI or the Snyders that it does not intend to execute the Closing Agreements. Subject to the requirements of the immediately preceding sentence, (i) in the absence of a controlling change in law or circumstances, or except as otherwise agreed in writing by AMI and the Shareholders, all Tax Returns filed after the effective date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, and (ii) subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the Party responsible for such preparation under applicable law.

         7.       Tax Audits and Controversies.
                  (a) In the event that AMI or a Shareholder receives notice of a pending or threatened Tax audit or of an assessment that could give rise to a Shareholder Income Tax Liability (referred to in this Agreement as a "Potential Tax Claim"), the recipient shall give notice thereof to the other Party as promptly as practicable; provided, however, that the Parties agree that the Shareholders need not give notice to AMI with respect to the fact of the potential assessments of various state Tax liabilities arising out of the Final Determinations reflected in the Closing Agreements. The notice required to be given by the Shareholders and AMI under this paragraph is referred to in this Agreement as the "Potential Tax Claim Notice." A Potential Tax Claim Notice shall contain all information known to the Party giving the notice pertaining to the Tax liability in question. The failure to provide a Potential Tax Claim Notice shall excuse the Party that would have received such notice from liability under this Agreement to the extent that such failure is prejudicial to that Party.
                  (b) AMI shall, at its election, have the primary right to represent the Shareholders' interests in any Tax inquiry, investigation, audit, or administrative or court proceeding (collectively, a "Proceeding") relating to a Potential Tax Claim or any challenge to a Company's S corporation status, including the right to (i) employ counsel of its choice reasonably acceptable to the Snyders at its expense, and (ii) subject to the exceptions provided hereinafter, to control the conduct of the Proceedings, including the settlement or other disposition thereof. AMI shall, however, (x) reasonably and in good faith consult with the Snyders with respect to the defense against, or compromise of, the Potential Tax Claim to the extent that an adverse resolution of such Proceeding might adversely affect the Shareholders (directly or indirectly), (y) afford the Shareholders the right to have representatives reasonably satisfactory to AMI attend all administrative conferences, hearings, appeals, or other proceedings or conferences with any taxing authority in respect of any Potential Tax Claim (with timely notice of such proceedings being provided to the Snyders), and (z) provide the Shareholders the opportunity to review and discuss any settlement offer proposed to be made by AMI.
                  (c) In the event that a Shareholder reasonably believes that AMI may not have adequate resources to pay the amount of a Potential Tax Claim reasonably likely to become due, he may request the primary right to represent the Shareholders' interests in the affected Proceeding. Such right shall not arise, however, if within thirty (30) days of such request, AMI delivers to such Shareholder a sworn certificate of AMI's chief financial officer stating that AMI has and expects to continue to have resources available to pay in full the amount of the Potential Tax Claim.
                  (d) In the event that AMI wishes to settle or compromise any Proceeding by making or accepting an offer or compromise ("Offer"), it shall provide notice containing full particulars concerning the Offer to the Shareholders. If the Shareholders disapprove the Offer within twenty (20) days of the receipt of the notice referred to in the preceding sentence (the failure to disapprove the Offer in writing within such time being deemed the approval thereof), AMI may not settle such Proceeding; and the Shareholders shall thereafter have the primary right at their expense to represent their interests, which may as a matter of fact involve representation of a Company in such Proceeding (with AMI having the rights described in clauses (x), (y), and (z) of paragraph (b) hereof) upon receipt of an instrument from the Shareholders by which they agree to indemnify and hold harmless AMI for any Taxes in excess of the amount specified in the Offer resulting therefrom. If the ultimate resolution of the Tax claim exceeds the amount specified by the Offer, then AMI's liability under this Agreement shall not exceed the amount specified in the Offer. Notwithstanding the foregoing provisions to the contrary, this paragraph (d) shall be applicable to Proceedings involving (i) federal Tax only if the Closing Agreements are not executed and delivered by the IRS, and (ii) state Tax only if the liability of the Shareholders that would result from the settlement or compromise of a particular Proceeding in accordance with the Offer is reasonably expected to exceed $100,000.
                  (e) Notwithstanding anything to the contrary in this Agreement, if in any Proceeding the nature of which is litigation involving the correctness of a denial of a refund by a taxing authority, and the Shareholder made the payment to the taxing authority that forms the basis for such refund claim, then the Shareholders shall receive any and all refunds of their Taxes that result from the ultimate resolution of the Proceeding; and the Shareholders shall have no duty to reimburse or refund to AMI any portion of the refund that is the subject matter of the Proceeding unless the refund is attributable to a Tax Distribution made to the Shareholders after May 2, 1994.

         8.       Disallowance of S Election.
                  (a) In the event of a Final Determination that a Company was not, for any taxable year during the applicable S Corporation Period, a qualifying S corporation as defined in section 1362 of the Code or similarly qualified under any parallel provision of applicable state law, then the Shareholders shall (i) promptly use reasonable best efforts to obtain refunds from the applicable taxing authorities of all Taxes paid with respect to the imputation to such Shareholders of income or gain resulting from S corporation status for such year, (ii) upon receipt, promptly deliver to AMI an amount equal to such refunds received, together with any interest paid thereon, (iii) use their reasonable best efforts to obtain the benefit of a deduction for the transfer of amounts described in clauses (ii) and (iv) to AMI, and (iv) further deliver to AMI an amount equal to any tax benefit realized by them by reason of such deduction referred to in clause (iii); provided, however, that amounts payable pursuant to clauses (ii) and (iv) hereof shall not exceed the amount of a Company's Tax with respect to the income and gain for the period for which its S corporation status was disallowed.
                  (b) In the event that the refunds described in paragraph (a) receivable by the Shareholders with respect to any taxable year or years that are the subject of a Tax audit or controversy can reasonably be expected to exceed $100,000, AMI shall have the primary right to represent the Shareholders' interests in (i) seeking such refund, including in any related Proceeding, and
(ii) conducting any Proceeding relating to the allowability of the deduction described in paragraph (a)(iii), but only as such Proceeding relates to the allowability of said deduction, in both cases in accordance with the provisions of section 7.
                  (c) Promptly upon becoming aware of any threatened or actual challenge to a Company's S corporation status for any taxable year, the Shareholders shall take the necessary actions to preserve their claims for refunds of Taxes described in paragraph (a); the representation rights referred to in paragraph (b) of this section shall apply for this purpose.
                  (d) For the purposes of this section 8, "S corporation status" means the status of a Company as an electing subchapter S corporation under section 1362 of the Code or an equivalent status under a parallel provision of state law.

         9. Cooperation in Return Filings, Examinations, and Controversies. AMI, each Shareholder, and its or his representatives shall cooperate fully in a prompt and timely manner in connection with (A) the preparation and filing of, and (B) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed (under either applicable law or the terms of this Agreement) with respect to any S Corporation Period or other taxable period of which the liability for, or the overpayment of, Tax is directly or indirectly affected by the attribution to the Shareholders of Company Tax Items. Such cooperation shall include, but not be limited to, (i) the execution and delivery to AMI by the appropriate Shareholder of any power of attorney or other document necessary to allow AMI and its counsel to participate on behalf of the Shareholder in any Proceeding and to assume the defense or prosecution, as the case may be, of any Proceeding pursuant to the terms of section 7 of this Agreement, (ii) the execution and delivery to the Shareholder by AMI of any power of attorney or other document necessary to allow the Shareholder and his or its counsel to participate on behalf of AMI in any Proceeding and to assume the defense or prosecution, as the case may be, of any Proceeding pursuant to the terms of section 7 of this Agreement, (iii) making available, during normal business hours, and within ten (10) days of any request therefor, all books, records, and information (which books, records, and information may be copied by the requesting Party at his or her expense), and the assistance of all officers and employees, reasonably necessary or useful in connection with any Proceeding, and (iv) the giving of testimony and the production of witnesses as reasonably necessary in connection with any Proceeding. AMI and the Shareholders agree to make available to each other and to any taxing authority, as reasonably requested, all information, records, or documents relating to federal, state, county, local, or foreign Tax matters of the Companies for all S Corporation Periods. AMI and the Shareholders agree to keep confidential the contents of the information, records, and documents made available under this provision and to not use or disclose them or any information contained therein; provided, however, that: (i) the Snyders may disclose those portions of such information pertaining to the Snyders, (ii) AMI may disclose those portions of such information, records, or documents that disclose information pertaining to the Companies or any of their subsidiaries, and (iii) both the Snyders and AMI may disclose any of such information, records, or documents where such disclosure is made (A) to a taxing authority,
(B) in the course of any judicial proceeding for the determination of liability for Taxes, (C) otherwise as required by law, or (D) any such information, records, or documents that has or have become generally available to the public through no fault of the Party seeking to make the disclosure.

         10. Retention of Books and Records. Except as provided on the attached Schedule A to this Agreement, AMI and each Shareholder agrees to retain all Tax Returns, related schedules and workpapers, and all material records and other documents relating thereto existing on May 2, 1994, or created through or with respect to all S Corporation Periods or other taxable period of which the liability for, or the overpayment of, Tax is directly or indirectly affected by the attribution to the Shareholders of Company Tax Items, until the last to occur of
(i) the expiration of the statute of limitations (including extensions) of the taxable year to which such Tax Returns and other documents relate, or (ii) one
(1) year following a Final Determination of any Proceeding affecting a Tax Item to which such document relates, or (iii) six (6) years from the date of this Agreement. AMI shall retain all existing files relating to each Company's Taxes and Tax Returns.

         11. Breach. Any Party that breaches any obligation under this Agreement indemnifies and holds harmless the other Parties from and against any payment required to be made as a result of the breach.

         12. Remedies. The Parties to this Agreement recognize that failure to comply with their respective obligations under this Agreement may result in irreparable harm to the other Parties, and that the other Parties may not be adequately compensated by monetary damages for such failure. If any Party fails to comply with its obligations under this Agreement, then the other Parties shall be entitled to injunctive relief and specific performance in addition to all other remedies.

         13. Expenses. Unless otherwise expressly provided in this Agreement, each Party shall bear any and all expenses that arise from its obligations under this Agreement. In addition, AMI and the Shareholders agree that each shall bear the legal and professional fees and expenses incurred by it, him, or her in connection with the negotiation and drafting of this Agreement.

         14. Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the parties concerning the subject matter of this Agreement and supersedes all other agreements, whether or not written, in respect thereof. This Agreement may not be amended except by an agreement in writing, signed by all the Parties to this Agreement. Anything in this Agreement to the contrary notwithstanding, in the event and to the extent that there is a conflict between the provisions of this Agreement and any other agreement, the provisions of this Agreement shall control.

         15. Notices. All notices and other communications required under this Agreement shall be in writing and shall be delivered by hand, or mailed by registered or certified mail (return receipt requested), to the Parties at the following addresses (or at such other addresses for a Party as may be specified by like notice) and shall be deemed given on the date on which such notice is received:

         If to AMI or to AAF-McQuay
         Holdings, Inc.:                    111 South Calvert Street, Suite 2800
                                            Baltimore, Maryland 21202

         If to the Snyders:                 4475 Royal Lane Parkway
                                            Dallas, Texas 75229

         With copies to:                    Patrick T. Noonan, Jr.
                                            3219 McKinney Avenue
                                            Dallas, Texas 75204

                                            W. Thomas Finley, Esq.
                                            Bell, Nunnally & Martin PLLC
                                            3232 McKinney Avenue, Suite 1400
                                            Dallas, Texas 75204-2429

                                            D. Markham Bader, Jr., C.P.A.
                                            Bader & Associates, P.C.
                                            Heritage Square I
                                            4835 LBJ Freeway, Suite 460

                                            Dallas, Texas 75244

         If to the Trusts:                  4475 Royal Lane Parkway
                                            Dallas, Texas 75229

If to the Minority Shareholders:            516 Corwin Lane
                                            Fort Wayne, Indiana 46816

If the last day for providing any notice, communication, or payment under this Agreement is a Saturday, a Sunday, or a legal holiday, then such due date shall be extended to the next business day.

         16.      Arbitration To Enforce Agreement.
                  (a) The Parties specifically agree that any controversy, claim, or dispute arising out of this Agreement, or any alleged breach of this Agreement, shall be resolved exclusively by arbitration. Any arbitration shall take place at Dallas, Texas, and be administered by the Dallas office of the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules in effect at the time the arbitration is initiated (collectively, the "Rules").
                  (b) As soon as a demand for arbitration is made by any Party, the AAA shall proceed to provide a list of arbitrators from the Commercial Panel from which the Parties shall select a panel of three neutral arbitrators in accordance with the Rules and the normal procedures of the Dallas office of the AAA. If necessary, the AAA may select some or all of the arbitrators when it is authorized to do so under the Rules.
                  (c) The arbitration panel shall render a full, complete, conclusive, and binding resolution of the dispute. The arbitration award shall assess all reasonable attorneys' fees and costs, including the costs of the arbitration and the arbitrators' compensation, against the losing Party. Judgment on the award may be entered in any court having jurisdiction thereof.

         17. Application to Present and Future Affiliates and Successors. This Agreement is being entered into by AMI and by AAF-McQuay Holdings, Inc. and by each Shareholder on behalf of themselves. This Agreement shall inure to the benefit of, and be enforceable by, a Shareholder's personal and legal representatives, successors, and assigns. This Agreement shall constitute a direct obligation of each Party. This Agreement shall inure to the benefit of, and be binding upon, AMI, AAF-McQuay Holdings, Inc., and their successors. AMI shall require any successor to all or substantially all of the business and (or) the assets of AMI or of AAF-McQuay Holdings, Inc., whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to each Shareholder, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as AMI or AAF-McQuay Holdings, Inc. would be required to perform it if no such succession had taken place.

         18. Term. This Agreement shall continue in effect until six (6) months following the expiration of the last to expire of the applicable statutes of limitations for assessment and collection with respect to all taxable periods of which the liability for, or the overpayment of, Tax is directly or indirectly affected by the attribution to the Shareholders of Company Tax Items, or as otherwise agreed to in writing by all the parties.

         19. Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

         21. Singular and Plural. As used herein, the singular includes the plural and vice versa.

         22. Governing Law. This Agreement shall be governed by the laws of the State of Texas without regard to its principles of conflict of laws, taking into account applicable tax law contemplated by the terms hereof. The obligations and undertakings of each of the parties to this Agreement shall be performable in Dallas County, Texas, alone.

         23. Exclusive Jurisdiction. The Parties intend that any dispute regarding this Agreement be resolved by arbitration as provided in section 16; but to the extent that any Party seeks a judicial determination of the meaning of section 16 or seeks to compel, prevent, or limit a pending arbitration, the Parties agree that any such suit, action, or proceeding shall be brought in the courts of the State of Texas, County of Dallas, or in the United States District Court for the Northern District of Texas; and each Party by this Agreement hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding relating to this Agreement.

         IN WITNESS WHEREOF, this Amended and Restated Tax Indemnification Agreement has been duly executed on July 8, 1998.

                                            AMI:

                                            AAF-McQUAY INC.

                                            By:              /s/ Dixie L. Randle
                                            Name:            Dixie L. Randle
                                            Title:           General Counsel and
                                                             Assistant Secretary


                                            AAF-McQUAY HOLDINGS, INC.
                                            By:              /s/ Dixie L. Randle
                                            Name:            Dixie L. Randle
                                            Title:           General Counsel and
                                                             Assistant Secretary



                                            THE SNYDERS:


                                            /s/ Richard W. Snyder
                                            Richard W. Snyder


                                            /s/ Roberta M. Snyder
                                            Roberta M. Snyder


                                            THE TRUSTS:

                                            THE RICK SNYDER IRREVOCABLE TRUST


                                            By:      /s/ Richard W. Snyder, II
                                                     Richard W. Snyder, II,
                                                     Trustee

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            By:      /s/ Stacey M. Snyder
                                                     Stacey M. Snyder, Trustee


                                            THE SHELLEY HALL IRREVOCABLE TRUST
                                            By:      /s/ Richard W. Snyder, II
                                                     Richard W. Snyder, II,
                                                     Trustee

                                            THE ROB SNYDER IRREVOCABLE TRUST

                                            By:      /s/ Richard W. Snyder, II
                                                     Richard W. Snyder, II,
                                                     Trustee

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            By:      /s/ Stacey M. Snyder
                                                     Stacey M. Snyder, Trustee

                                            THE TAMMY SNYDER IRREVOCABLE TRUST

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            THE JORDAN MARIE SNYDER
                                            IRREVOCABLE TRUST

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            THE ZACHARY AUSTIN SNYDER
                                            IRREVOCABLE TRUST

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            THE STACEY SNYDER IRREVOCABLE
                                            TRUST

                                            By:      /s/ Richard W. Snyder, II
                                                     Richard W. Snyder, II,
                                                     Trustee

                                            By:      /s/ Robert L. Snyder
                                                     Robert L. Snyder, Trustee

                                            By:      /s/ Stacey M. Snyder
                                                     Stacey M. Snyder, Trustee

                                            THE ARNOLD VERBEEK IRREVOCABLE
                                            TRUST

                                            By:      /s/ Stacey M. Snyder
                                                     Stacey M. Snyder, Trustee

                                            THE INDIVIDUAL MINORITY
                                            SHAREHOLDERS:

                                            /s/ Leonard Lewis Snyder, Jr.
                                            Leonard Lewis Snyder, Jr.

                                            /s/ Beulah Strieter Snyder
                                            Beulah Strieter Snyder

                                   Schedule A

               Amended and Restated Tax Indemnification Agreement
                               Dated July 8, 1998

                      Records Requiring Permanent Retention

The following records relating to each of SnyderGeneral Corporation, SnyderGeneral Holding Company, and their Subsidiaries are required to be permanently retained by AMI:

1. Board of Directors and shareholder minutes for each domestic corporation.
2.       Stock record books for each domestic corporation.
3. All documents relating to acquisitions/mergers relating to companies/assets still owned.
4. All top level LIFO records, including double extensions and index calculations.
5. All fixed asset records including cost, etc., as long as company(s) own or use asset.
6.       General ledgers and journal vouchers.
7.       Annual financial statements with supporting work papers.
8. All records normally retained for tax audits until the year is closed for IRS purposes.
9. All records physically in the Dallas tax department, along with tax records located in Louisville and Minneapolis, unless destruction is authorized in writing. These records will include (among other records):
         (a) All federal and state income and franchise tax returns with supporting M-1 detail;
         (b)   All sales tax returns with supporting workpapers;
         (c)   Revenue Agents Reports;
         (d)   All fixed asset and depreciation records; and
         (e)   LIFO calculations.
10. Documents of the foreign subsidiaries maintained at their locations that correspond to the above U.S. items.

                                   Schedule B

               Amended and Restated Tax Indemnification Agreement
                               Dated July 8, 1998

                   Calculations Related to Closing Agreements



PAGE 18

                                   Schedule B
               Amended and Restated Tax Indemnification Agreement




                                                                Calculations   Calculations     Payment
                                                                 Including      Excluding       Due to/
Shareholder Taxable Year                                         SnyderTech     SnyderTech     (from) AMI       Totals

1987
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                             0              0              0
Deficiency interest due                                                   0              0              0
Refund interest due                                                       0              0              0
                                                                 --------------------------
Account balance as of May 31, 1998                                        0              0
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                            0
                                                                                               -----------
Net due to AMI                                                                                                       $ -

1988
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                    (1,169,123)    (1,169,123)     1,169,123
Deficiency interest due                                                   0              0              0
Refund interest due                                                (736,711)      (681,895)       681,895
Credit applied to 1990                                              770,950        848,807       (848,807)
                                                                 --------------------------
Account balance as of May 31, 1998                               (1,134,884)    (1,002,211)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                     (270,030)
                                                                                               -----------
Net due to AMI                                                                                                 $ 732,181

1989
Account balance as of October 31, 1997                           (1,790,708)    (1,790,708)     1,790,708
Tax increase (decrease) per Closing Agreement                     1,422,457      1,542,414     (1,542,414)
Deficiency interest due                                              96,936        147,458       (147,458)
Refund interest due                                                 (98,634)       (34,150)        34,150
                                                                 --------------------------
Account balance as of May 31, 1998                                 (369,949)      (134,986)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                      (13,523)
                                                                                               -----------
Net due to AMI                                                                                                 $ 121,463

1990
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                       582,171        660,029       (660,029)
Deficiency interest due                                                   0              0              0
Refund interest due                                                 (71,636)       (71,636)        71,636
Credit applied from 1988                                           (770,950)      (848,807)       848,807
                                                                 --------------------------
Account balance as of May 31, 1998                                 (260,415)      (260,414)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                      (28,368)
                                                                                               -----------
Net due to AMI                                                                                                 $ 232,046

1991
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                      (394,096)      (404,433)       404,433
Reduction in deficiency interest due                                (16,573)       (16,991)        16,991
Refund interest due                                                -208,188       -213,664        213,664
                                                                 --------------------------
Account balance as of May 31, 1998                                 (618,857)      (635,088)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                      (84,611)
                                                                                               -----------
Net due to AMI                                                                                                 $ 550,477

1992 and 1993
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                             0              0              0
Deficiency interest due                                                   0              0              0
Refund interest due                                                       0              0              0
                                                                 --------------------------
Account balance as of May 31, 1998                                        0              0
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                            0
                                                                                               -----------
Net due to AMI                                                                                                       $ -

1994
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                    (1,878,377)    (1,811,326)     1,811,326
Deficiency interest due                                                   0              0              0
Refund interest due                                                (528,639)      (509,769)       509,769
                                                                 --------------------------
Account balance as of May 31, 1998                               (2,407,016)    (2,321,095)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                     (201,869)
                                                                                               -----------
Net due to AMI                                                                                                $2,119,226

1995
Account balance as of October 31, 1997                                    0              0              0
Tax increase (decrease) per Closing Agreement                      (237,283)      (237,283)       237,283
Deficiency interest due                                                   0              0              0
Refund interest due                                                 (42,892)       (42,892)        42,892
                                                                 --------------------------
Account balance as of May 31, 1998                                 (280,175)      (280,175)
                                                                 --------------------------
                                                                 --------------------------
39.6% Tax on interest refund                                                                      (16,985)
                                                                                               -----------
Net due to AMI                                                                                                 $ 263,190
                                                                                                              ----------


Adjustments to Capital Gain on Stock Sale
Sub-total of net amounts due to AMI which increase Shareholder stock basis
$4,018,583 Net due to AMI (tax benefit on above at 20% rate, plus gross-up thereon) 1,004,646
                                                                                                              ----------

TOTAL NET DUE TO AMI                                                                                          $5,023,228
                                                                                                              ----------
                                                                                                              ----------